EXHIBIT 23
                                   ----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in this annual report on Form 10-KSB for the year ended October 31, 1999, of our report dated January 21, 2000, appearing in the Registration Statement on Form S-3 (File No. 333-98067) of CEC Properties, Inc., filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, which became effective on or about December 17, 1998.


February 15, 2000
Irvine, California


                                                              /s/ CORBIN & WERTZ

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in this annual report on Form 10-KSB for the year ended October 31, 1999, of our report dated January 26, 1999, appearing in the Registration Statement on Form S-3 (File No. 333-98067) of CEC Properties, Inc., filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, which became effective on or about December 17, 1998.


                                                           /s/ STARR and WALTERS
                                                        Accountancy Corporation


Santa Ana, California
February 14, 2000